Exhibit 99.1
Earthstone Energy, Inc. Reports
2021 Fourth Quarter and Full Year Results

The Woodlands, Texas, March 9, 2022 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we” or “us”), today announced financial and operating results for the quarter and year ended December 31, 2021.

Fourth Quarter 2021 Highlights
•Executed the Chisholm Acquisition PSA on December 15, 2021 which closed subsequent to year-end on February 15, 2022
•Closed the Foreland Acquisition on November 2, 2021
•Net income attributable to Earthstone Energy, Inc. of $39.8 million, or $0.72 per Diluted Share
•Net income of $69.1 million or $0.77 per Adjusted Diluted Share(1)
•Adjusted net income(1) of $41.0 million or $0.46 per Adjusted Diluted Share(1)
•Adjusted EBITDAX(3) of $85.3 million, up 186% compared to Q4 2020
•Net cash provided by operating activities of $83.6 million
•Free Cash Flow(1) of $28.5 million, up 238% compared to Q4 2020
•Average daily production of 30,244 Boepd(2), up 104% compared to Q4 2020

Full Year 2021 Highlights
•Closed the IRM Acquisition(3), Tracker Acquisition(4), Eagle Ford working interest acquisitions(5) and Foreland Acquisition(6)
•$2.0 billion PV-10(1) value of estimated total proved reserves of 147.6 MMBoe at December 31, 2021 based on SEC pricing
•$1.4 billion PV-10(1) value of estimated proved developed reserves of 93.6 MMBoe included in total proved reserve estimates above
•Net income attributable to Earthstone Energy, Inc. of $35.5 million, or $0.71 per Diluted Share
•Net income of $61.5 million or $0.73 per Adjusted Diluted Share(1)
•Adjusted net income(1) of $105.4 million or $1.25 per Adjusted Diluted Share(1)
•Adjusted EBITDAX(1) of $247.9 million, up 72% year over year
•Net cash provided by operating activities of $230.9 million
•Free Cash Flow(1) of $106.6 million, up 48% year over year
•Average daily production of 24,809 Boepd(2), up 62% year over year

(1)See “Non-GAAP Financial Measures” section below.
(2)Represents reported sales volumes.

(3)On January 7, 2021, we closed our acquisition (the “IRM Acquisition”) of Independence Resources Management, LLC and certain of its affiliates (“IRM”).
(4)On July 20, 2021, we consummated the transactions contemplated in two purchase and sale agreements (the “Tracker Acquisition”). A significant shareholder of Earthstone owned 49% of Tracker.
(5)We acquired additional working interests in certain of our Eagle Ford Trend properties in May and June 2021 for $48.0 million.
(6)On November 2, 2021, we consummated the transactions contemplated in two purchase and sale agreements (the “Foreland Acquisition”).

Management Comments

Robert J. Anderson, President and Chief Executive Officer of Earthstone, stated, “Our outstanding fourth quarter results reflect both our employees’ dedication and our transformation into a larger, low-cost producer in the Permian Basin. We completed four acquisitions during 2021, enabling us to more than double our average daily production in the fourth quarter compared to 2020 and to expand our operating footprint. Driven by our high-margin drilling program and successful acquisition strategy, we were able to increase Free Cash Flow and Adjusted EBITDAX by approximately 48% and 72%, respectively, when compared to 2020.

“So far in 2022, we have closed the Chisholm Acquisition and announced the Bighorn Acquisition, which when combined with our existing asset base, should more than double our average daily production yet again in the second half of the year compared to the beginning of 2022. Based on the mid-point of our guidance, we anticipate that we will generate significant Free Cash Flow in 2022 while only reinvesting a little more than half of our Adjusted EBITDAX. We have intentionally structured these accretive acquisitions of well-located assets in such a way that it maintains the strength of our balance sheet, and we expect to be below our target leverage of 1.0x Debt to Adjusted EBITDAX by year-end 2022.

“While we remain open to potential acquisitions that fit our criteria, we intend to make efficient integration our near-term priority. We are better positioned today to optimize our operations and generate substantial Free Cash Flow, and we are confident that our strategy and execution will drive meaningful shareholder value. We enter 2022 as a transformed company compared to who we were a year ago and we are excited to be moving forward as a larger and stronger company.”

Current Operations

We continue to operate four drilling rigs with two in each of the Midland Basin and the northern Delaware Basin. Thus far in 2022, we have brought online five gross (5.0 net) wells in the Midland Basin. Prior to the closing of the Chisholm Acquisition on February 15, 2022, five gross (3.2 net) wells were brought online in the northern Delaware Basin. Currently, we are completing six gross (6.0 net) wells in Upton County, Texas with a single frac crew. Additionally, six gross (4.8 net) wells are waiting on completion across our Midland Basin operated assets and four gross (2.7 net) wells are waiting on completion across our Delaware Basin operated assets. We expect to maintain this development pace throughout 2022, as disclosed in our recently released guidance.

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Total revenues	$144,016	$36,675	$419,643	$144,523

Lease operating expense	13,742	7,160	49,321	29,131

General and administrative expense (excluding stock-based compensation)	6,329	6,229	20,908	18,179
Stock-based compensation	10,393	2,389	21,014	10,054
General and administrative expense	$16,722	$8,618	$41,922	$28,233

Net income (loss)	$69,055	$(18,381)	$61,506	$(29,434)
Less: Net income (loss) attributable to noncontrolling interest	29,285	(9,910)	26,022	(15,887)
Net income (loss) attributable to Earthstone Energy, Inc.	39,770	(8,471)	35,484	(13,547)
Net income (loss) per common share(1)
Basic	0.76	(0.28)	0.75	(0.45)
Diluted	0.72	(0.28)	0.71	(0.45)
Adjusted EBITDAX(2)	$85,327	$29,798	$247,880	$144,246

Production(3):
Oil (MBbls)	1,187	660	4,381	3,180
Gas (MMcf)	5,015	2,251	14,505	7,282
NGL (MBbls)	760	327	2,257	1,198
Total (MBoe)(4)	2,782	1,362	9,055	5,591
Average Daily Production (Boepd)	30,244	14,809	24,809	15,276
Average Prices:
Oil ($/Bbl)	77.02	41.43	67.83	37.85
Gas ($/Mcf)	4.77	1.65	3.50	1.18
NGL ($/Bbl)	37.80	17.18	31.76	13.03
Total ($/Boe)	51.76	26.92	46.34	25.85
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)	55.85	54.21	52.32	37.85
Gas ($/Mcf)	3.66	1.67	2.89	1.18
NGL ($/Bbl)	37.80	17.18	31.76	13.03
Total ($/Boe)	40.73	33.15	37.86	35.89
Operating Margin per Boe
Average realized price	$51.76	$26.92	$46.34	$25.85
Lease operating expense	4.94	5.26	5.45	5.21
Production and ad valorem taxes	3.23	1.62	2.92	1.68
Operating margin per Boe(2)	43.59	20.04	37.97	18.96
Realized hedge settlements	(11.03)	6.23	(8.48)	10.04
Operating margin per Boe (including realized hedge settlements)	$32.56	$26.27	$29.49	$29.00
(1)Net income (loss) per common share attributable to Earthstone Energy, Inc.
(2)See “Non-GAAP Financial Measures” section below.
(3)Represents reported sales volumes.
(4)Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

Liquidity Update

As of December 31, 2021, we had $4.0 million in cash and $320.0 million of long-term debt outstanding under our Credit Facility with a borrowing base of $650.0 million. With the $330.0 million of undrawn borrowing base capacity and $4.0 million in cash, we had total liquidity of approximately $334.0 million.
As of March 1, 2022, we had approximately $1 million in cash and $652 million of long-term debt outstanding under our Credit Facility, with a borrowing base of $825 million. With the $173 million of undrawn borrowing base capacity and $1 million in cash, we had total liquidity of approximately $174 million. Furthermore, lenders under the Credit Facility have committed to increasing the borrowing base and elected commitments by an incremental $500 million to $1,325 million conditioned upon the closing of the Bighorn Acquisition, which is anticipated to occur in mid-April.

Capital Expenditures
During 2021, we incurred capital expenditures of approximately $130.5 million, on an accrual basis, primarily consisting of drilling and completion costs. The Company’s 2022 capital budget of $410-440 million assumes a four-rig program consisting of two rigs operating in the Midland Basin and two rigs operating in the Delaware Basin. This program is expected to result in the spudding of 60 gross / 47.6 net operated wells and bringing 58 gross / 48.3 net operated wells online and spudding 20 gross / 4.1 net non-operated wells and bringing 19 gross / 4.2 net non-operated wells online in 2022.

Hedge Position
Hedging Activities
The following table sets forth our outstanding derivative contracts at December 31, 2021. When aggregating multiple contracts, the weighted average contract price is disclosed.

Period	Commodity	Volume (Bbls / MMBtu)	Price ($/Bbl / $/MMBtu)
2022	Crude Oil Swap	2,768,250	$57.69
2022	Crude Oil Basis Swap(1)	3,832,500	$0.51
2022	Natural Gas Swap	5,900,000	$3.20
2022	Natural Gas Basis Swap(2)	9,100,000	$(0.26)
2023	Natural Gas Swap	1,375,000	$3.27
(1)The basis differential price is between WTI Midland Argus Crude and the WTI NYMEX.
(2)The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

	Costless Collars
Period	Commodity	Volume (Bbls / MMBtu)	Bought Floor ($/Bbl / $/MMBtu)	Sold Ceiling ($/Bbl / $/MMBtu)
2022	Crude Oil Costless Collar	730,000	$60.00	$73.73
2023	Crude Oil Costless Collar	365,000	$55.00	$71.75
2022	Natural Gas Costless Collar	4,037,500	$3.43	$5.10
2023	Natural Gas Costless Collar	888,000	$3.25	$5.13

Hedging Update
The following table sets forth our outstanding derivative contracts at March 1, 2022. When aggregating multiple contracts, the weighted average contract price is disclosed.

Period	Commodity	Volume (Bbls / MMBtu)	Price ($/Bbl / $/MMBtu)
2022	Crude Oil Swap	3,930,750	$64.33
2022	Crude Oil Basis Swap(1)	4,322,500	$0.51
2023	Crude Oil Swap	1,277,500	$76.20
2023	Crude Oil Basis Swap(1)	730,000	$0.49
2022	Natural Gas Swap	8,782,000	$3.49
2022	Natural Gas Basis Swap(2)	9,100,000	$(0.26)
2023	Natural Gas Swap	3,670,000	$3.35
2023	Natural Gas Basis Swap(2)	25,550,000	$(1.28)
2024	Natural Gas Basis Swap(2)	25,620,000	$(1.04)
(1)The basis differential price is between WTI Midland Argus Crude and the WTI NYMEX.
(2)The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

	Costless Collars
Period	Commodity	Volume (Bbls / MMBtu)	Bought Floor ($/Bbl / $/MMBtu)	Sold Ceiling ($/Bbl / $/MMBtu)
2022	Crude Oil Costless Collar	1,740,000	$68.45	$82.57
2023	Crude Oil Costless Collar	1,715,500	$62.98	$80.34
2022	Natural Gas Costless Collar	14,987,500	$3.67	$5.47
2023	Natural Gas Costless Collar	13,188,000	$3.28	$4.84

Conference Call Details

Earthstone is hosting a conference call on Thursday, March 10, 2022 at 11:00 a.m. Eastern (10:00 a.m. Central) to discuss the Company’s operations and financial results for the fourth quarter and full year 2021 and its outlook for 2022. Prepared remarks by Robert J. Anderson, President and Chief Executive Officer, Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer and Steven C. Collins, Executive Vice President and Chief Operating Officer, will be followed by a question-and-answer session.

Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company's website (www.earthstoneenergy.com). Please select "Events & Presentations" under the "Investors" section of the Company's website and log on at least 10 minutes in advance to register.

A replay of the call will be available on the Company’s website and by telephone until 11:00 a.m. Eastern (10:00 a.m. Central), Thursday, March 24, 2022. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13727616.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in developing and operating oil and gas properties. The Company’s primary assets are located in the Midland Basin of West Texas, the Eagle Ford Trend in South Texas and the Delaware Basin in New Mexico. Earthstone is traded on the NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2021 and other Securities and Exchange Commission filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	December 31,
ASSETS	2021	2020
Current assets:
Cash	$4,013	$1,494
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	50,575	16,255
Joint interest billings and other, net of allowance of $19 and $19 at December 31, 2021 and 2020, respectively	2,930	7,966
Derivative asset	1,348	7,509
Prepaid expenses and other current assets	2,549	1,509
Total current assets	61,415	34,733

Oil and gas properties, successful efforts method:
Proved properties	1,625,367	1,017,496
Unproved properties	222,025	233,767
Land	5,382	5,382
Total oil and gas properties	1,852,774	1,256,645

Accumulated depreciation, depletion and amortization	(395,625)	(291,213)
Net oil and gas properties	1,457,149	965,432

Other noncurrent assets:
Goodwill	—	—
Office and other equipment, net of accumulated depreciation of $4,547 and $3,675 at December 31, 2021 and 2020, respectively	1,986	931
Derivative asset	157	396
Operating lease right-of-use assets	1,795	2,450
Other noncurrent assets	33,865	1,315
TOTAL ASSETS	$1,556,367	$1,005,257
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$31,397	$6,232
Revenues and royalties payable	36,189	27,492
Accrued expenses	31,704	16,504
Asset retirement obligation	395	447
Derivative liability	45,310	1,135
Advances	4,088	2,277
Operating lease liability	681	773
Finance lease liability	—	69
Other current liability	851	565
Total current liabilities	150,615	55,494

Noncurrent liabilities:
Long-term debt	320,000	115,000
Asset retirement obligation	15,471	2,580
Derivative liability	571	173
Deferred tax liability	15,731	14,497
Operating lease liability	1,276	1,840
Finance lease liability	—	5
Other noncurrent liabilities	6,442	132
Total noncurrent liabilities	359,491	134,227

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Class A Common Stock, $0.001 par value, 200,000,000 shares authorized; 53,467,307 and 30,343,421 issued and outstanding at December 31, 2021 and 2020, respectively	53	30
Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 34,344,532 and 35,009,371 issued and outstanding at December 31, 2021 and 2020, respectively	34	35
Additional paid-in capital	718,181	540,074
Accumulated deficit	(159,774)	(195,258)
Total Earthstone Energy, Inc. equity	558,494	344,881
Noncontrolling interest	487,767	470,655
Total equity	1,046,261	815,536

TOTAL LIABILITIES AND EQUITY	$1,556,367	$1,005,257

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
REVENUES
Oil	$91,389	$27,338	$297,177	$120,355
Natural gas	23,899	3,712	50,809	8,567
Natural gas liquids	28,728	5,625	71,657	15,601
Total revenues	144,016	36,675	419,643	144,523

OPERATING COSTS AND EXPENSES
Lease operating expense	13,742	7,160	49,321	29,131
Production and ad valorem taxes	8,981	2,213	26,409	9,411
Rig idle and termination expense	—	—	—	426
Impairment expense	—	1,950	—	64,498
Depreciation, depletion and amortization	28,874	20,318	106,367	96,414
General and administrative expense	16,722	8,618	41,922	28,233
Transaction costs	1,969	946	4,875	622
Accretion of asset retirement obligation	149	170	1,065	307
Exploration expense	15	—	341	298
Total operating costs and expenses	70,452	41,375	230,300	229,340

(Loss) gain on sale of oil and gas properties, net	(2)	6	738	204

Income (loss) from operations	73,562	(4,694)	190,081	(84,613)

OTHER INCOME (EXPENSE)
Interest expense, net	(3,128)	(1,025)	(10,796)	(5,232)
Write-off of deferred financing costs	—	—	—	—
Gain (loss) on derivative contracts, net	805	(13,166)	(116,761)	59,899
Other income, net	18	280	841	400
Total other (expense) income	(2,305)	(13,911)	(126,716)	55,067

Income (loss) before income taxes	71,257	(18,605)	63,365	(29,546)
Income tax (expense) benefit	(2,202)	224	(1,859)	112
Net income (loss)	69,055	(18,381)	61,506	(29,434)

Less: Net income (loss) attributable to noncontrolling interest	29,285	(9,910)	26,022	(15,887)

Net income (loss) attributable to Earthstone Energy, Inc.	$39,770	$(8,471)	$35,484	$(13,547)

Net income (loss) per common share attributable to Earthstone Energy, Inc.:
Basic	$0.76	$(0.28)	$0.75	$(0.45)
Diluted	$0.72	$(0.28)	$0.71	$(0.45)

Weighted average common shares outstanding:
Basic	52,401,448	30,212,191	47,169,948	29,911,625
Diluted	55,365,519	30,212,191	49,952,093	29,911,625

EARTHSTONE ENERGY, INC.CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Years Ended December 31,
	2021	2020	2019
Cash flows from operating activities:
Net income (loss)	$61,506	$(29,434)	$1,580
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Impairment of proved and unproved oil and gas properties	—	46,878	—
Depreciation, depletion and amortization	106,367	96,414	69,243
Accretion of asset retirement obligations	1,065	307	214
Impairment of goodwill	—	17,620	—
Gain on sale of oil and gas properties, net	(738)	(204)	(3,222)
Gain on sale of office and other equipment	(140)	—	—
Settlement of asset retirement obligations	(185)	(195)	(374)
Total loss (gain) on derivative contracts, net	116,761	(59,899)	43,983
Operating portion of net cash received in settlement of derivative contracts	(75,966)	56,044	15,866
Stock-based compensation	21,014	10,054	8,648
Deferred income taxes	1,859	(657)	1,665
Write-off of deferred financing costs	—	—	1,242
Amortization of deferred financing costs	856	322	412
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(19,061)	11,914	(18,035)
(Increase) decrease in prepaid expenses and other current assets	58	(203)	66
Increase (decrease) in accounts payable and accrued expenses	9,293	481	(10,438)
Increase (decrease) in revenues and royalties payable	5,985	(8,323)	7,067
Increase (decrease) in advances	2,200	(9,617)	8,331
Net cash provided by operating activities	230,874	131,502	126,248
Cash flows from investing activities:
Acquisition of oil and gas properties	(311,324)	—	—
Additions to oil and gas properties	(114,521)	(88,097)	(204,268)
Additions to office and other equipment	(1,365)	(114)	(527)
Proceeds from sales of oil and gas properties	975	414	4,184
Net cash used in investing activities	(426,235)	(87,797)	(200,611)
Cash flows from financing activities:
Proceeds from borrowings	744,132	136,056	234,680
Repayments of borrowings	(539,132)	(191,056)	(143,508)
Cash paid related to the exchange and cancellation of Class A Common Stock	(4,144)	(836)	(1,135)
Cash paid for finance leases	(70)	(130)	(392)
Deferred financing costs	(2,906)	(67)	(1,836)
Net cash (used in) provided by financing activities	197,880	(56,033)	87,809
Net increase (decrease) in cash	2,519	(12,328)	13,446
Cash at beginning of period	1,494	13,822	376
Cash at end of period	$4,013	$1,494	$13,822
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$9,648	$4,588	$6,405
Income Taxes	$325	$—	$—
Non-cash investing and financing activities:
Class A Common stock issued in IRM Acquisition	$76,572	$—	$—
Class A Common stock issued in Tracker/Sequel Acquisitions	$61,814	$—	$—
Class A Common stock issued in Foreland Acquisitions	$28,121	$—	$—
Accrued capital expenditures	$23,558	$7,328	$28,356
Lease asset additions - ASC 842	$—	$—	$3,722
Asset retirement obligations	$2,178	$762	$105

Earthstone Energy, Inc.
Non-GAAP Financial Measures
Unaudited
The non-GAAP financial measures of Adjusted Diluted Shares, Adjusted EBITDAX, Adjusted Net Income, All-In Cash Costs, Free Cash Flow and Operating Margin per Boe, as defined and presented below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX and Adjusted Net Income are presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.

I. Adjusted Diluted Shares

We define “Adjusted Diluted Shares” as the weighted average shares of Class A Common Stock - Diluted outstanding plus the weighted average shares of Class B Common Stock outstanding.

Our Adjusted Diluted Shares measure provides a comparable per share measurement when presenting results such as Adjusted EBITDAX and Adjusted Net Income that include the interests of both Earthstone and the noncontrolling interest. Adjusted Diluted Shares is used in calculating several metrics that we use as supplemental financial measurements in the evaluation of our business, none of which should be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance.

Adjusted Diluted Shares for the periods indicated:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Class A Common Stock - Diluted	55,365,519	30,212,191	49,952,093	29,911,625
Class B Common Stock	34,349,183	35,009,371	34,407,211	35,077,711
Adjusted Diluted Shares	89,714,702	65,221,562	84,359,304	64,989,336

II. Adjusted EBITDAX

The non-GAAP financial measure of Adjusted EBITDAX (as defined below), as calculated by us below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP. Further, this non-GAAP measure should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net income (loss) plus, when applicable, accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; loss (gain) on sale of oil and gas properties, net; exploration expense; unrealized (gain) loss on derivative contracts; stock-based compensation (non-cash and expected to settle in cash); and income tax expense.

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income (loss) to Adjusted EBITDAX for the periods indicated:

($000s)	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss)	$69,055	$(18,381)	$61,506	$(29,434)
Accretion of asset retirement obligations	149	170	1,065	307
Impairment expense	—	1,950	—	64,498
Depletion, depreciation and amortization	28,874	20,318	106,367	96,414
Interest expense, net	3,128	1,025	10,796	5,232
Transaction costs	1,969	946	4,875	622
Loss (gain) on sale of oil and gas properties, net	2	(6)	(738)	(204)
Rig idle and termination expense	—	—	—	426
Exploration expense	15	—	341	298
Unrealized (gain) loss on derivative contracts	(30,460)	21,611	40,795	(3,855)
Stock-based compensation(1)	10,393	2,389	21,014	10,054
Income tax expense (benefit)	2,202	(224)	1,859	(112)
Adjusted EBITDAX	$85,327	$29,798	$247,880	$144,246

(1)Consists of expense for non-cash equity awards and cash-based liability awards that are expected to be settled in cash. No cash-based liability awards were settled in cash during 2021. On February 9, 2022, cash-based liability awards were settled in the amount of $8.1 million. Stock-based compensation is included in General and administrative expense in the Condensed Consolidated Statements of Operations.

III. Adjusted Net Income

We define “Adjusted Net Income” as net income (loss) plus, when applicable, unrealized (gain) loss on derivative contracts; impairment expense; loss (gain) on sale of oil and gas properties; transaction costs; and the associated changes in estimated income tax.

Our Adjusted Net Income measure provides additional information that may be used to further understand our operations. Adjusted Net Income is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted Net Income are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted Net Income, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income (loss) to Adjusted Net Income for the periods indicated:

($000s, except per share data)	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss)	$69,055	$(18,381)	$61,506	$(29,434)
Unrealized (gain) loss on derivative contracts	(30,460)	21,611	40,795	(3,855)
Impairment expense	—	1,950	—	64,498
Loss (gain) on sale of oil and gas properties	2	(6)	(738)	(204)
Transaction costs	1,969	946	4,875	622
Income tax effect of the above	473	(298)	(1,015)	(1,611)
Adjusted Net Income	$41,039	$5,822	$105,423	$30,016
Adjusted Diluted Shares	89,714,702	65,221,562	84,359,304	64,989,336
Adjusted Net Income per Adjusted Diluted Share	$0.46	$0.09	$1.25	$0.46

IV. Free Cash Flow

Free cash flow is a measure that we use as an indicator of our ability to fund our development activities. We define free cash flow as Adjusted EBITDAX (defined above), less interest expense, less accrual-based capital expenditures.

($000s)	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Adjusted EBITDAX	$85,327	$29,798	$247,880	$144,246
Interest expense, net	(3,128)	(1,025)	(10,796)	(5,232)
Capital expenditures (accrual basis)	(53,702)	(20,346)	(130,492)	(66,788)
Free Cash Flow	$28,497	$8,427	$106,592	$72,226

V. Operating Margin per Boe and Operating Margin per Boe (including realized hedge settlements)

Operating Margin per Boe is a non-GAAP financial measure that we use to evaluate our operating performance on a per Boe basis. We define Operating Margin per Boe as average realized price per Boe minus lease operating expense per BOE and production and ad valorem taxes per Boe. Operating Margin per Boe (including realized hedge settlements) is calculated as the sum of Operating Margin per Boe and Realized hedge settlements per Boe.

Our Operating Margin per Boe measure provides additional information that may be used to further understand our operating margins. We use Operating Margin per Boe as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. Operating Margin per Boe should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Operating Margin per Boe, as used by us, may not be comparable to similarly titled measures reported by other companies.

VI. PV-10

The non-GAAP financial measure of PV-10, as defined and presented below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP.

PV-10 is derived from the standardized measure of discounted future net cash flows (“Standardized Measure”), which is the most directly comparable financial measure under GAAP. PV-10 is a computation of the Standardized Measure on a pre-tax basis. PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes, discounted at 10%. We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of our oil and natural gas properties. Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies. We use this measure when assessing the potential return on investment related to our oil and natural gas properties. PV-10, however, is not a substitute for the Standardized Measure. Our PV-10 measure and the Standardized Measure do not purport to present the fair value of our oil and natural gas reserves.

The following table provides a reconciliation of PV-10 of the Company’s estimated proved properties to the Standardized Measure as of December 31, 2021 (in thousands):

Present value of estimated future net revenues (PV-10)	$2,016,686
Future income taxes, discounted at 10%	(198,314)
Standardized measure of discounted future net cash flows	$1,818,372